                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ChipPAC, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 ChipPAC, Inc.
                              3151 Coronado Drive
                         Santa Clara, California 95054

To our stockholders:

   You are cordially invited to a Special Meeting of Stockholders of ChipPAC, Inc.

   Date: March 16, 2001

   Time: 10:00 a.m., Pacific Standard Time

   Place: 3151 Coronado Drive, Santa Clara, California 95054

   At the Special Meeting, you will have the opportunity to vote to:

  1. Approve an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 1,142,963 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares) to a total of 10,500,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares);

  2. Approve an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan to each participant in each fiscal year from 266,691 to 700,000 and to increase the number of shares of common stock that may be issued under the plan to a participant upon the beginning of his or her initial relationship with the company from an additional 266,691 to 700,000;

  3. Approve an amendment to our 2000 Equity Incentive Plan to allow a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel to administer the 2000 Plan and grant options to purchase less than 30,000 shares of common stock during any twelve-month period to any participant who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer; and

  4. Transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

   The company needs to increase the number of shares of common stock that may be issued so as to allow more employees to participate to a greater degree in the 2000 Plan and provide an incentive for those responsible for our future development and success. Your approval of these proposals will help the company recruit and retain the best possible employees and allow for greater flexibility in plan administration.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 9, 2001 are entitled to notice of and the right to vote at the meeting.

   This letter is your notice of the Special Meeting and by order of the board of directors is being sent to stockholders of record as of the close of business on February 9, 2001, who are the only holders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

   We look forward to seeing you at the meeting.

Sincerely,

           /s/ Dennis McKenna                  /s/ Patricia H. McCall
           Dennis McKenna                      Patricia H. McCall
           President and Chief Executive       Secretary
           Officer

February 22, 2001

                            PROXY STATEMENT FOR THE

                                 CHIPPAC, INC.

                 MARCH 16, 2001 SPECIAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

About This Proxy Statement

   You have been sent this Proxy Statement and the enclosed proxy card because ChipPAC's board of directors is soliciting your proxy to vote at a Special Meeting of Stockholders to be held March 16, 2001. This Proxy Statement summarizes the information that you will need in order to vote at the Special Meeting. However, you need not attend the Special Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

   This Proxy Statement and the enclosed proxy card were first sent on approximately February 22, 2001 to all stockholders who owned ChipPAC common stock at the close of business on February 9, 2001, who are the only stockholders entitled to vote at the Special Meeting. For ten days prior to the Special Meeting, a list of ChipPAC's stockholders will be open for examination at ChipPAC's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 68,454,142 shares of ChipPAC Class A common stock and no shares of Class B Common Stock outstanding.

Number of Votes

   Each share of ChipPAC Class A common stock entitles you to one vote on each proposal at the Special Meeting. The enclosed proxy card indicates the number of shares of ChipPAC Class A common stock that you own.

The Quorum Requirement

   At the Special Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the Special Meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

   Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

   If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

  . "FOR" the approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 1,142,963 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares) to a total of 10,500,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares);

  . "FOR" the approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan to each participant in each fiscal year from

   266,691 to 700,000 and to increase the number of shares of common stock that may be issued under the plan to a participant upon the beginning of his or her initial relationship with the company from an additional 266,691 to 700,000; and

  . "FOR" the approval of an amendment to our 2000 Equity Incentive Plan to allow a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel to administer the 2000 Plan and grant options to purchase less than 30,000 shares of common stock during any twelve-month period to any participant who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer.

   If any other matter is presented at the Special Meeting, your shares will be voted in accordance with the proxy representative's best judgement. Presently, the company knows of no matters to be addressed at the Special Meeting beyond those described in this Proxy Statement.

Revoking Your Proxy

   If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  . You may send in another proxy with a later date.

  . You may notify ChipPAC's Secretary in writing before the Special Meeting.

  . You may attend the meeting and vote in person.

Voting in Person

   If you plan to attend the Special Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 9, 2001, the record date for voting.

Approving the Proposal

   In order for the amendment to the 2000 Equity Incentive Plan to be approved, the amendment must receive an affirmative vote from a majority of the shares present and voting, cast either in person or by proxy. Abstentions will be counted as if they were votes against the amendment.

The Effect of Broker Non-Votes

   Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on any of the proposals, these "broker non-votes" will not be counted as voting either for or against the proposals.

The Cost of Soliciting Proxies

   ChipPAC will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, ChipPAC's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. ChipPAC will not compensate these directors and employees additionally for this solicitation, but ChipPAC may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. ChipPAC will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and ChipPAC will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

                                   PROPOSALS

   The ChipPAC board of directors is soliciting your vote for the following proposals. The company does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment. The board recommends that you vote "FOR" each of the following proposals:

 Proposal 1:

   Amending the 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 1,142,963 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares) to a total of 10,500,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares).

 Proposal 2:

   Amending the 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan to each participant in each fiscal year from 266,691 to 700,000 and to increase the number of shares of common stock that may be issued under the plan to a participant upon the beginning of his or her initial relationship with the company from an additional 266,691 to 700,000.

 Proposal 3:

   Amending the 2000 Equity Incentive Plan to allow a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel to administer the 2000 Plan and grant options to purchase less than 30,000 shares of common stock during any twelve-month period to any participant who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer.

   The board has approved these amendments to the 2000 Equity Incentive Plan (the "2000 Plan") to increase the number of shares of our common stock available to employees. These increases would allow more employees to participate to a greater degree in the 2000 Plan and receive potentially greater benefits from future appreciation of the company's stock.

   If these amendments are not approved, the company may not be able to recruit and retain the best possible employees.

General Description of the 2000 Equity Incentive Plan

 What Is the 2000 Plan?

   The 2000 Plan allows the company to grant stock options to employees and others in order to attract and retain the best possible personnel for positions of substantial responsibility and to promote the success of ChipPAC's business.

   Our 2000 Plan was originally adopted by the board of directors and approved by the stockholders on June 14, 2000. The 2000 Plan provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options to our employees, directors and consultants. A total of (1) 1,142,963 shares of common stock, (2) any shares returned to the company's 1999 Plan (the 1999 Stock Purchase and Option Plan) as a result of termination of options and (3) annual increases to be added on the date of each annual meeting of stockholders of ChipPAC commencing in 2001 equal to one percent of the outstanding shares of common stock, or a lesser amount as may be determined by the board of directors, have been reserved for issuance pursuant to the 2000 Plan. As of January 31, 2001, options to purchase 1,157,692 shares of common stock have been awarded under the 2000 Plan.

 Who Is Eligible to Participate in the 2000 Plan?

   Employees, officers and directors of the company are eligible to receive awards of stock options under the 2000 Plan. Also, any advisor engaged by the company to provide services to the company may receive stock options under the 2000 Plan. The compensation committee of the board determines the people to whom it wants to give stock option grants and the number of shares and options granted to each person. Proposal No. 3 would allow some future grants to be made by a committee of officers of the company, rather than directors.

   The following table shows the participation of the company's Named Executives (as described on page 11) individually, all executive officers as a group, all directors as a group, and all employees as a group (excluding executive officers) in the 2000 Plan during the last fiscal year:

                                                               2000 Equity
                                                              Incentive Plan
                                                            ------------------
                                                                       Number
                                                              Dollar     of
                     Name and Position                        Value     Units
                     -----------------                      ---------- -------
Dennis P. McKenna, President and Chief Executive Officer... $  766,080 266,000
Robert Krakauer, Senior Vice President and Chief Financial
 Officer...................................................     97,920  34,000
Gregory S. Bronzovic, Vice President, Worldwide Sales......        --      --
Robert Bowden, Vice President, Chief Procurement Officer...        --      --
Marcos Karnezos, Vice President, Technology................        --      --
All Executive Officers as a Group..........................  2,304,000 800,000
All Non-Employee Directors as a Group......................    236,400  30,000
All Non-Executive Officer Employees as a Group.............  3,402,669 327,692

 What Is the Maximum Compensation that a Participant May Receive Under the 2000 Plan?

   As the 2000 Plan is currently written, no one may be granted options to purchase more than 266,691 shares of common stock in any fiscal year. However, any employee, officer or director may be granted options to purchase up to an additional 266,691 shares of common stock in connection with his or her initial service which would not be counted toward the 266,691 shares of common stock that can be granted in a fiscal year.

   Under Proposal No. 2 of this proxy statement, the cap on the number of shares that can be issued to each employee in each fiscal year would be raised to 700,000. Also the cap on the number of shares that may be granted to a participant upon his or her initial employment with the company would be raised to 700,000.

   Whether Proposal No. 2 is adopted by the stockholders or not, the number of shares of common stock that can be granted as options to any participant will be adjusted for any stock split, reverse stock split, dividend or any other similar increase or decrease in the issued number of shares of our common stock.

 What Is the Price of the Options Granted Under the 2000 Plan?

   The exercise price of the options granted under the 2000 Plan will be determined by the compensation committee of the board of directors at the time the options are granted. However, the exercise price of the options must be at least 100% of the reported closing value of our common stock as reported on the Nasdaq National Market on the day before the date the options are granted. Furthermore, if the individual receiving the stock options under the 2000 Plan owns more than ten percent of the voting power of the outstanding stock then the options granted to that individual must be at least equal to 110% of the closing value of our common stock on the day before the date the options are granted.

 How Can Options Granted Under the 2000 Plan Be Exercised?

   Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by the optionee. Options granted under the 2000 Plan must generally be exercised within 30 days after the recipient ceases to be an employee, director or consultant of ChipPAC, or within six months after the individual's termination by death or disability, but in no event later than the expiration of the option term.

 What Is the Term of Options Granted Under the 2000 Plan?

   Generally, the term of all options granted under the 2000 Plan is limited to ten years from the date they were granted. However, incentive stock options granted to anyone who owns more than ten percent of the voting power of our outstanding stock are limited to a term of five years from the date they were granted.

 What Happens to the Options Granted Under the 2000 Plan if ChipPAC Merges with Another Company?

   The 2000 Plan provides that in the event of a merger of ChipPAC with or into another corporation, or a sale of substantially all of our assets, each option will be assumed or an equivalent option will be substituted for the ChipPAC option by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the compensation committee will provide for the optionee to have the right to exercise the option for all the optioned stock, including shares as to which the option would not yet otherwise be exercisable. If the compensation committee makes an option exercisable in full in the event of a merger or sale of assets, the compensation committee will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of the notice, and the option will terminate upon the expiration of the fifteen-day period.

 How Is the 2000 Plan Amended?

   The 2000 Plan may be amended, suspended or terminated by the board at any time. Amendments may also require stockholder approval according to the law. No amendment or termination of the 2000 Plan will affect the rights of any person who has received options under the 2000 Plan unless agreed to by the person who has received the options.

 What Are the Federal Tax Consequences of Options Granted Under the 2000 Plan?

   Under current United States laws, in general, recipients of options to purchase stock under the 2000 Plan are taxed upon their receipt of common stock on the exercise of the options at ordinary income tax rates. Subject to Section 162(m) of the of the federal tax code, ChipPAC will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

 Where Can I Find a Copy of the Entire 2000 Plan?

   The summary we have included about the 2000 Plan is qualified in its entirety by reference to the 2000 Plan, which is filed as an exhibit to our Registration Statement on Form S-1 (File No.: 333-39428) and is incorporated into this proxy statement by reference.

 What Vote Is Required to Approve the Amendment to the 2000 Plan?

   Approval of the three proposals discussed in this Proxy Statement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

                                PROPOSAL NO. 1:

          Approval of the Amendment to the 2000 Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance

 What Would Be the Effect of Approving this Proposal No. 1?

   In December 2000, the board of directors approved an amendment to the 2000 Plan to increase the number of shares available under the 2000 Plan to be distributed to our employees in the form of stock options from 1,142,963 (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares) to 10,500,000 (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares). Under the terms of the 2000 Plan, in order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

   This Proposal No. 1, if approved, would increase the number of shares of common stock available for option grants under the 2000 Plan. Currently 1,142,963 shares of our common stock are authorized for issuance under the 2000 Plan plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares. Of that number, 1,157,692 shares have already been granted, leaving only 32,993 shares available for future grant plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares. This amendment would increase the number of shares of common stock authorized for issuance under the 2000 Plan by 9,357,037 to a total of 10,500,000 plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares.

   We believe that the 2000 Plan should be amended to increase the number of shares authorized for issuance in order to be able to continue to provide valuable employees the opportunity to purchase our common stock. The continued ability to allow employees to participate in the 2000 Plan would provide us with a valuable tool to help attract new employees. In addition, an expanded stock pool available under the 2000 Plan will enable us to provide further incentives to those employees who have been responsible for our development and financial success and who will help us meet our goals in the future.

   Your ratification of the board of directors' amendment to the 2000 Plan will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future. The attraction and retention of these individuals is vital to the success of our business.

   The board of directors recommends a vote FOR approval of the amendment to the 2000 Equity Incentive Plan to increase the total number of shares authorized for issuance as set forth in Proposal No. 1.

                                PROPOSAL NO. 2:

          Approval of the Amendment to the 2000 Equity Incentive Plan to Increase the Number of Shares Authorized to Be Granted Per Participant

 What Would Be the Effect of Approving this Proposal No. 2?

   In January 2001, the board of directors approved an amendment to the 2000 Plan to increase the maximum number of shares authorized under the 2000 Plan to be distributed to each employee per fiscal year in the form of stock options from 266,691 to 700,000. In addition, Proposal No. 2 would increase the maximum number of shares each employee may receive in the form of stock options in connection with his or her initial employment with the company from 266,691 to 700,000. Under the terms of the 2000 Plan, in order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

   We believe that the 2000 Plan should be amended to increase the number of shares authorized for issuance in the form of stock options to each employee in each fiscal year and to each employee upon his or her initial employment with the company in order to be able to provide the highest possible incentive to our employees to improve the value of the company's stock. When our stockholders originally adopted the 2000 Plan the per person per year cap was set at 700,000 but due to a reverse stock split this cap was reduced to 266,691. We would like to raise it back to its original level. The passage of Proposal No. 2 will allow our employees to participate in the 2000 Plan to an even greater degree and will provide us with a valuable tool to help attract new employees. And the ability to grant additional shares to employees under the 2000 Plan will enable us to provide further incentives to those employees who have been responsible for our development and financial success and who will help us meet our goals in the future.

   Your ratification of the board of directors' amendment to the 2000 Plan will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future and to motivate those employees who will be responsible for our development and financial success.

   The board of directors recommends a vote FOR approval of the amendment to the 2000 Equity Incentive Plan to increase the number of shares authorized to be issued to a participant in each fiscal year and at the beginning of his or her relationship with the company as set forth in Proposal No. 2.

                                PROPOSAL NO. 3:

          Approval of the Amendment to the 2000 Equity Incentive Plan to Allow Administration in Some Situations by a Committee of Officers

 What Would Be the Effect of Approving this Proposal No. 3?

   In January 2001, the board of directors approved an amendment to the 2000 Plan to allow a committee of officers of the company to grant options to purchase less than 30,000 shares of the company's common stock during any twelve-month period to participants who are not directors or reporting persons under Section 16 of the Securities Exchange Act of 1934 or members of the company's executive staff reporting directly to the Chief Executive Officer and to otherwise administer the 2000 Plan as it pertain to these individuals and their grants. Under the current terms of the 2000 Plan, all option grants must be made and all administration must be conducted by the board of directors or a committee of the board of directors. In order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

   We believe that the 2000 Plan should be amended to allow a committee of officers of the company to grant options to purchase less than 30,000 shares of the company's common stock during any twelve-month period to participants who are not directors or reporting persons under Section 16 of the Securities Exchange Act of 1934 or members of the company's executive staff reporting directly to the Chief Executive Officer and to otherwise administer the 2000 Plan for these participants in order to efficiently provide the highest possible incentives to our valuable employees. The current structure of the 2000 Plan, which requires the approval of the board or a committee of the board for each stock option grant is proving cumbersome, particularly in light of our philosophy of granting an option to purchase stock to each employee. The effect of this proposal will be to streamline the process of making routine stock option grants to employees and to allow the board to focus on stock option grants to high level executives and directors.

   Your ratification of the board of directors' amendment to the 2000 Plan will enable us to continue our strategy of maximizing the grants of stock incentives to secure and retain employees of outstanding ability both now and in the future and to motivate those employees who will be responsible for our development and financial success.

   The board of directors recommends a vote FOR approval of the amendment to the 2000 Equity Incentive Plan to allow a committee of officers to administer the plan and grant options in certain situations as set forth in Proposal No. 3.

                                 OTHER MATTERS

   We do not know of any matters to be presented at the Special Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Special Meeting, your proxy representatives will be able to vote those matters in their discretion.

                               OTHER INFORMATION

                             PRINCIPAL STOCKHOLDERS

   The table on the next page sets forth certain information regarding the equity ownership of the company as of January 30, 2001 by:

  . each person or entity who beneficially owns five percent or more of a class of capital stock;

  . each director and each of the Named Executives (as described on page 11);
    and

  . all Named Executives (as described on page 11), directors and all other executive officers of the company as a group.

   Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

                          Principal Stockholders Table

                                                         Shares Beneficially
                                                                Owned
                                                        ----------------------
                                                                   Percentage
                                                        Number of   of Shares
                     Name and Address                     Shares   Outstanding
                     ----------------                   ---------- -----------
   Principal Stockholders:

   Bain Capital Funds(1)............................... 21,387,396    31.3
    c/o Bain Capital, Inc.
    Two Copley Place
    Boston, Massachusetts 02116
   Citicorp Venture Capital, Ltd....................... 16,000,243    23.4
    399 Park Avenue
    New York, NY 10043
   Hyundai Electronics America.........................  4,703,459     6.9
    3101 North First Street
    San Jose, California 95134

   Directors and Named Executives:

   Dennis P. McKenna...................................    549,322      *
   Robert Krakauer.....................................    313,464      *
   Gregory S. Bronzovic................................     84,579      *
   Robert Bowden.......................................    106,366      *
   Marcos Karnezos.....................................     93,817      *
   Edward Conard(2).................................... 21,387,396    31.3
   Michael A. Delaney(3)............................... 16,232,725    23.7
   David Dominik(4)....................................        --      --
   Marshall Haines(5).................................. 21,387,396    31.3
   Joseph Martin(6)....................................     18,784      *
   Chong Sup Park......................................      7,715      *
   Paul C. Schorr, IV(7)............................... 16,000,243    23.4
   All directors and executive officers as a group(14
    persons)........................................... 38,794,042    56.7

--------
 * Less than one percent.

(1) Includes: (a) 16,303,749 shares of Class A common stock owned by Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is Bain Capital Investors VI, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (b) 2,181,587 shares of Class A common stock owned by BCIP Associates II, whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (c) 398,580 shares of Class A common stock owned by BCIP Associates II-B, whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (d) 757,406 shares of Class A common stock owned by BCIP Trust Associates II, L.P., whose general partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (e) 195,878 shares of Class A common stock owned by BCIP Trust Associates II-B, whose general partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (f) 847,004 shares of Class A common stock owned by BCIP Associates II-C, whose managing partner is Bain Capital, Inc., a Delaware corporation wholly owned by W. Mitt Romney; (g) 54,346 shares of Class A common stock owned by PEP Investments Pty, Ltd., whose controlling persons are Timothy J. Sims, Richard J. Gardell, Simon D. Pillar and Paul
    J. McCullagh; (h) 465,512 shares of Class A common stock owned by Sankaty High Yield Asset Partners, L.P., whose sole general partner is Sankaty High Yield Asset Investors, LLC, whose managing member is Sankaty High Yield Asset Investors, Ltd., a Bermuda corporation wholly owned by W. Mitt Romney; and (i) 183,334 shares of Class A common stock owned by Bain Capital, L.L.C.

(2) Mr. Conard is a limited partner of Bain Capital Partners VI, L.P., which is the general partner of Bain Capital Fund VI, L.P. In addition, Mr. Conard is a general partner of BCIP Associates II and BCIP Trust Associates II, L.P. In such capacities, Mr. Conard has a pecuniary interest in certain of the shares held by the Bain Capital Funds. Mr. Conard's address is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.

(3) Mr. Delaney is a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Delaney may be deemed to beneficially own all shares held by Citicorp Venture Capital, Ltd. Mr. Delaney disclaims beneficial ownership of all shares held by Citicorp Venture Capital, Ltd. Mr. Delaney's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.

(4) Mr. Dominik is a Managing Director of Golden Gate Capital and a special limited partner of Bain Capital Partners VI, L.P., which is the general partner of Bain Capital Fund VI, L.P. In addition, Mr. Dominik is a general partner of BCIP Associates II and BCIP Trust Associates II, L.P. In such capacities, Mr. Dominik has a pecuniary interest in certain shares held by the Bain Capital Funds. Mr. Dominik's address is One Embarcadero, Suite 3300, San Francisco, California 94111.

(5) Mr. Haines is a general partner of BCIP Associates II-B, and BCIP Trust Associates II-B and in such capacity has a pecuniary interest in certain shares held by these funds. Mr. Haines' address is c/o Bain Capital, Inc., One Embarcadero, Suite 2260, San Francisco, California 94111.

(6) The shares reported for Mr. Martin are owned by his minor children. Mr. Martin's address is c/o Fairchild Semiconductor Corporation, 333 Western Avenue, South Portland, Maine 04106.

(7) Mr. Schorr is a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Schorr may be deemed to beneficially own all shares held by Citicorp Venture Capital, Ltd. Mr. Schorr disclaims beneficial ownership of all shares held by Citicorp Venture Capital, Ltd. Mr. Schorr's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.

                                   MANAGEMENT

Executive Compensation

   Executive officers of the company are elected by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal years ended December 31, 1999 and 2000 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the company as of the end of fiscal 2000 (the "Named Executives").

Summary Compensation Table

                                        Annual Compensation                      Long-Term Compensation
                              --------------------------------------- ---------------------------------------------
                                                                      Restricted Restricted Securities     All
                                                           Other        Stock      Stock    Underlying    Other
        Name and                                          Annual        Awards     Awards    Options/  Compensation
   Principal Position    Year   Salary     Bonus(2)   Compensation(3) ($)(4)(5)  (#)(4)(5)   SARS(#)       ($)
   ------------------    ---- ----------- ----------- --------------- ---------- ---------- ---------- ------------
Dennis P. McKenna....... 2000 $415,399.89 $136,974.83      $ --        $   --         --     266,000    $22,843.52(6)
 President and Chief     1999  376,480.40  277,520.90        --         66,660    228,593    259,072     46,741.54(7)
 Executive Officer
Robert Krakauer(1)...... 2000  235,009.20         --         --            --         --      34,000      5,104.32(6)
 Senior Vice President   1999   21,391.79         --         --         27,774     95,247     95,247         33.68(7)
 and Chief Financial
 Officer
Gregory S. Bronzovic.... 2000  210,908.16   53,139.11        --            --         --         --       4,553.19(6)
 Vice President,         1999  190,040.28   70,710.46        --         11,110     38,099     38,099     10,972.94(7)
 Worldwide Sales
Robert Bowden(1)........ 2000  199,507.68   33,940.28        --            --         --         --       3,192.37(6)
 Vice President, Chief   1999  110,228.44         --         --         11,110     38,099     38,099      3,415.72(7)
 Procurement Officer
Marcos Karnezos......... 2000  192,615.31   24,777.54        --            --         --         --       4,005.42(6)
 Vice President,         1999  186,252.05   55,985.32        --         11,110     38,099     38,099      7,803.10(7)
 Technology

--------
(1) Mr. Krakauer and Mr. Bowden each joined the company during 1999 so their reported compensation for 1999 does not reflect a full year of compensation.

(2) The bonuses recorded for 2000 reflect amounts paid in 2000 based on each Named Executive's performance in 1999. The bonus amounts for each Named Executive's performance in 2000 will be determined in the spring of 2001.

(3) Excludes perquisites and other personal benefits or property aggregating less than the lesser of either: (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for the applicable Named Executive.

(4) Represents shares of Class A common stock purchased by the Named Executives at a fair value of $0.2916 per share as determined by the board of directors based upon a good faith estimate on the conversion described in the following note. Twenty percent of the stock vests at the end of the first year, an additional twenty percent vests at the end of the second year, an additional thirty percent vests at the end of the third year and the remaining thirty percent vests at the end of the fourth year. The value of these restricted stock awards at December 31, 2000 were as follows: Mr. McKenna--$611,989; Mr. Krakauer--$254,995; Mr. Bronzovic--$101,999; Mr.
    Bowden--$101,999; and Mr. Karnezos--$101,999.

(5) These shares previously represented options for Class A common stock which were converted into restricted shares of the Class A common stock upon notification of the intention to convert from the Named Executives during the year ended December 31, 1999.

(6) Includes amounts contributed in 2000 (a) under our 401(k) plan as follows:
    Mr. McKenna--$5,000.00; Mr. Krakauer--$4,700.16; Mr. Bronzovic--$4,106.39;
    Mr. Bowden--$2,226.37; and Mr. Karnezos--$2,214.78; and (b) for premiums for a life insurance policy as follows: Mr. McKenna--$17,843.52;
    Mr. Krakauer--$404.16; Mr. Bronzovic--$446.80; Mr. Bowden--$966.00; and Mr. Karnezos--$1,790.64.

(7) Includes amounts contributed in 1999 (a) under our 401(k) plan as follows:
    Mr. McKenna--$4,325; Mr. Bronzovic--$2,026 and Mr. Karnezos--$2,137; (b) for premiums for a life insurance policy as follows: Mr. McKenna--$1,917; Mr. Krakauer--$33.68; Mr. Bronzovic--$509; Mr. Bowden--$615.72; and Mr. Karnezos--$2,291; and (c) for cancellation of vested stock options from the 1997 ChipPAC Stock Option Plan as follows: Mr. McKenna--$40,500; Mr. Bronzovic--$8,438 and Mr. Karnezos--$3,375. Amount stated for Mr. Bowden also includes an automobile allowance.

Option Grants in Last Fiscal Year

   The following table shows information regarding stock options granted by the company to the Named Executives during the company's last fiscal year:

                                                                                Potential
                                                                               Realizable
                                                                            Value at Assumed
                                                                             Annual Rate of
                         Number of    % of Total                               Stock Price
                         Securities    Options     Exercise                 Appreciation for
                         Underlying   Granted to    or Base                  Option Term(3)
                          Options    Employees in    Price    Expiration   -------------------
          Name           Granted(1) Fiscal Year(2) ($/Share)     Date       5% ($)   10% ($)
          ----           ---------- -------------- --------- ------------- -------- ----------
Dennis P. McKenna.......  266,000        13.9%       $2.88   Dec. 20, 2010 $481,098 $1,220,902
Robert Krakauer.........   34,000         1.8%        2.88   Dec. 20, 2010   61,494    156,055
Gregory S. Bronzovic....      --          --           --              --       --         --
Robert Bowden...........      --          --           --              --       --         --
Marcos Karnezos.........      --          --           --              --       --         --

--------
(1) These options for Class A common stock were granted under the ChipPAC, Inc. 2000 Equity Incentive Plan. Twenty percent of the options vests at the end of the first year, an additional twenty percent vests at the end of the second year, an additional thirty percent vests at the end of the third year and the remaining thirty percent vests at the end of the fourth year.

(2) For purposes of calculating this percentage, options for Class A common stock which were converted into restricted shares of the Class A common stock were not counted as options granted to employees during the year ended December 31, 2000.

(3) Amounts reflect assumed rates of appreciation set forth in the executive compensation disclosures rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of our stock and overall market conditions.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

   The following table contains information regarding unexercised options held by the Named Executives as of December 31, 2000. The value of "in-the-money" options represents the difference between the exercise price of an option and the fair market value of our common stock as of December 31, 2000. No options were exercised by the Named Executives during the year ended December 31, 2000.

                                                                    Value
                                        Number of Securities  of Unexercised In-
                                       Underlying Unexercised the-Money Options
                                         Options at Fiscal            at
                                            Year-End(#)       Fiscal Year-End($)
                                       ---------------------- ------------------
                                            Exercisable/         Exercisable/
Name                                       Unexercisable        Unexercisable
----                                   ---------------------- ------------------
Dennis P. McKenna.....................     64,768/460,304        $0/23,620.80
Robert Krakauer.......................     19,049/110,198         0/3,019.20
Gregory S. Bronzovic..................      9,525/28,574             0/0
Robert Bowden.........................      9,525/28,574             0/0
Marcos Karnezos.......................      9,525/28,574             0/0

Employment Agreements

 Mr. McKenna

   Mr. McKenna is employed under an employment agreement with us that provides that Mr. McKenna will serve as our President and Chief Executive Officer. The initial term of the agreement terminates on December 31, 2001 and automatically renews for successive one-year periods unless either party notifies the other of his or our intention not to renew the agreement. Under the agreement, we pay Mr. McKenna a base salary of $400,000 per year, which may be increased if approved by the board of directors, plus a bonus of up to 80% of his base salary upon attainment by us of financial performance targets described in the agreement. The agreement also provides for customary fringe benefits.

   We have agreed to pay Mr. McKenna a bonus equal to twice his base salary plus a portion of his annual bonus if we terminate Mr. McKenna for any reason other than cause, or if Mr. McKenna terminates his employment for good reason. If Mr. McKenna dies before the end of his employment period, we will pay his estate a pro rated portion of the bonus he would have earned in the year of his death.

   The agreement also provides that, should Mr. McKenna continue to serve as President and Chief Executive Officer following a change of our control, the provisions of the employment agreement shall remain in force and effect following the change of control.

 Messrs. Bowden, Bronzovic, Karnezos and Krakauer

   Messrs. Bowden, Bronzovic, Karnezos and Krakauer are employed under letter agreements with us. Messrs. Bronzovic's and Karnezos' letter agreements provide that Messrs. Bronzovic and Karnezos are employees-at-will and that either party has the right to terminate the employment relationship at any time with or without cause.

   Mr. Bowden's letter agreement provides that he serves as Vice President Operations, Chief Procurement Officer. Mr. Bowden's current base salary is $199,500. In addition to his base salary, Mr. Bowden is eligible to earn an annual bonus targeted at 40% of his base salary based on the attainment of financial performance targets determined by us and personal performance goals.

   Mr. Bronzovic's letter agreement provides that he serves as Vice President, Worldwide Sales. Mr. Bronzovic's current base salary is $230,000. In addition to his base salary, Mr. Bronzovic is eligible to earn an annual bonus targeted at $100,000.

   Mr. Karnezos' letter agreement provides that he serves as Vice President, Technology. Mr. Karnezos' current base salary is $198,132. In addition to his base salary, Mr. Karnezos is eligible to earn an annual bonus targeted at 30% of his base salary based on the attainment of financial performance targets determined by us and personal performance goals.

   Mr. Krakauer's letter agreement provides that he serves as Senior Vice President and Chief Financial Officer. Mr. Krakauer's current base salary is $235,000. In addition to his base salary, Mr. Krakauer is eligible to earn an annual bonus targeted at $117,500. For 2000 only, he will receive a minimum bonus of $82,250. In the event of termination by us for reasons other than cause, he is eligible to receive eight months of severance. This severance amount may be reduced by any other employment compensation he receives from another company during that eight month period.

   Messrs. Bowden's, Bronzovic's, Karnezos' and Krakauer's letter agreements also provide for customary perquisites and personal benefits.

Management Equity Sales

   Under the 1999 Plan, we entered into stock purchase agreements, which we refer to as purchase agreements, with many of our senior employees, including Mr. Bowden, Mr. Bronzovic, Mr. Karnezos, Mr. Krakauer and Mr. McKenna. Under the purchase agreements, these senior-level employees purchased shares of our common stock. We have loaned these senior-level employees up to 50% of the purchase price of the common stock purchased under these purchase agreements. These loans are represented by promissory notes between the employee and the company.

Loans to Executive Officers

   In August 2000, we made unsecured loans to Messrs. McKenna and Krakauer in the principal amounts of $1,250,000 and $250,000, respectively. The loans are payable upon termination of employment with the company or in the event of the bankruptcy or insolvency of the payee. Each loan accrues interest at the rate of 8.0% per annum, provided that no interest accrues during the first year of the loan.

                               BOARD OF DIRECTORS

Director Compensation

   We reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in this capacity. In addition, we pay the independent members of our board of directors, who are currently Messrs. Dominik, Martin and Park, the following for their services as directors:

  . $10,000 annual retainer fee;

  . $2,500 for in-person attendance at each regularly-scheduled board meeting; and

  . $1,250 for telephonic participation at each regularly-scheduled board meeting.

   We have also entered into an agreement with each of Messrs. Martin and Park for the grant of stock options to purchase shares of our Class A common stock. The options granted under these agreements began vesting in August 2000.

   Employees of our company serving on the board of directors will not be entitled to receive any compensation for serving on the board. Directors who are not employees of our company or who are not otherwise affiliated with us or our principal stockholders may receive compensation that is commensurate with arrangements offered to directors of companies that are similar to our company. Compensation arrangements for independent directors established by our board could be in the form of cash payment and/or option grants.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board was established in August 2000 in connection with our initial public offering. The compensation committee is currently comprised of Messrs. Haines, Martin and Dominik.

   The compensation arrangements for each of our executive officers were established under the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established in arms-length negotiations between us and each executive officer and approved by our board of directors, except that agreement relating to Mr. McKenna, which was negotiated between representatives of our primary investors at the time and Mr. McKenna. Any changes in the compensation arrangements of our executive officers will be determined by the compensation committee of our board of directors.

                     SUBMISSION OF STOCKHOLDERS' PROPOSALS
                           AND ADDITIONAL INFORMATION

   Proposals of stockholders intended to be eligible for inclusion in the company's proxy statement and proxy card relating to the 2001 annual meeting of stockholders of the company must be received by the company a reasonable time before the company mails its proxy materials for the 2001 annual meeting. Any proposals should be submitted by certified mail, return receipt requested.

   The company's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that the notice must meet other requirements as specified in the bylaws. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of ChipPAC's bylaws from the Secretary of the company.

                       WHERE CAN I GET MORE INFORMATION?

   ChipPAC files annual, quarterly and special reports, proxy statements and other information with the SEC. ChipPAC's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document ChipPAC files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document ChipPAC files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

   If you would like copies of any of ChipPAC's recently filed documents, please direct your request to Investor Relations, ChipPAC, Inc., 3151 Coronado Drive, Santa Clara, California 95054, (408) 486-5900.

                                    Annex A

                 Amendments to the 2000 Equity Incentive Plan

Proposal 1

   It is proposed that Section 3 of the 2000 Equity Incentive Plan shall be restated in its entirety as follows:

     3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a) 10,500,000 Shares, plus (b) any Shares returned to the Company's 1999 Stock Purchase and Option Plan (the "Existing Plan") as a result of termination of options under the Existing Plan, plus (c) an annual increase to be added on the date of each annual meeting of the stockholders of the Company, beginning with the 2001 annual meeting of the stockholders, equal to one percent (1.0%) of the outstanding Shares on such date or such lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

   Capitalized terms not defined herein have the meanings set forth in the 2000 Equity Incentive Plan.

Proposal 2

   It is proposed that Sections 5(3)(1) and (2) of the 2000 Equity Incentive Plan shall be restated in their entirety as follows:

     (1) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 700,000 Shares.

     (2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 700,000 Shares which shall not count against the limit set forth in subsection (1) above.

   Capitalized terms not defined herein have the meanings set forth in the 2000 Equity Incentive Plan.

Proposal 3

   It is proposed that the following new definition be added to Section 2 of the Equity Incentive Plan:

     "Administration Committee" means a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel.

   It is also proposed that Section 2(1) of the 2000 Equity Incentive Plan be amended and restated in its entirety as follows:

     (1) "Administrator" means (A) the Board, (B) any Committee of the Board or (C) the Administration Committee.

   It is also proposed that Section 4(1)(4) of the 2000 Equity Incentive Plan be amended and restated in its entirety as follows:

     (4) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws or (C) the Administration Committee with respect to the grant of Options for the purchase of less than 30,000 Shares during any twelve-month period to any Service Provider who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer.

   It is also proposed that the introduction to Section 4(2) of the 2000 Equity Incentive Plan be amended and restated as follows:

     (2) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or the Administration Committee, subject to the specific duties delegated by the Board to such Committee or Administration Committee, the Administrator shall have the authority, in its discretion:

   Capitalized terms not defined herein have the meanings set forth in the 2000 Equity Incentive Plan.

                              CHIPPAC, INC. PROXY

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 16, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Dennis P. McKenna, Robert Krakauer, and Patricia H. McCall, and each or any of them, proxies of the undersigned ("Proxy Representatives"), with full power of substitution, to vote all of the shares of ChipPAC, Inc., a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting to be held at 3151 Coronado Drive, Santa Clara, California 95054 at 10:00 a.m. (Pacific Standard Time) or at any adjournment or postponement thereof, as shown below.

[X] Please mark your votes as in this example.

    This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the Proposals.

    This Proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.






              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

              CHIPPAC, INC. 2001 SPECIAL MEETING OF STOCKHOLDERS


1. Approval of the amendment to the 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 1,142,963 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares) to a total of 10,500,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1999 Plan and plus an annual increase of one percent of the company's outstanding shares).

    [_]  FOR                      [_]  AGAINST                     [_]  ABSTAIN

2. Approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan to each participant in each fiscal year from 266,691 to 700,000 and to increase the number of shares of common stock that may be issued under the plan to a participant upon the beginning of his or her initial relationship with the company from an additional 266,691 to 700,000.

    [_]  FOR                      [_]  AGAINST                     [_]  ABSTAIN

3. Approval of an amendment to our 2000 Equity Incentive Plan to allow a committee consisting of the Chief Executive Officer, the Chief Financial Officer and the General Counsel to administer the 2000 Plan and grant options to purchase less than 30,000 shares of common stock during any twelve-month period to any participant who is not a director, a reporting person under Section 16 of the Securities Exchange Act of 1934 or a member of the company's executive staff reporting directly to the Chief Executive Officer.

    [_]  FOR                      [_]  AGAINST                     [_]  ABSTAIN

4. In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Check appropriate box            Date _____________     NO. OF SHARES _________
indicate changes below:
Address Change?            [_] Name Change?  [_]


                 _____________________________________________
                 _____________________________________________
                 Signature(s)                             Date

Signature(s) in Box
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.